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                                                            EXHIBIT 15.1

Eckerd Corporation and Subsidiaries
8333 Bryan Dairy Road
Largo, FL  34647


Gentlemen:

Re:   Registration Statement on Form S-3 (No. 33-50223)
      Registration Statement on Form S-8 (No. 33-49977)
      Registration Statement on Form S-3 (No. 33-10721)
      Registration Statement on Form S-8 (No. 33-50755)
      Registration Statement on Form S-3 (No. 33-52939)


With respect to the above referenced registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated June 8, 1994 related to our review of interim financial information, which report was included in the Form 10-Q of Eckerd Corporation and Subsidiaries for the thirteen weeks ended April 30, 1994.

Pursuant to Rule 436(c) under the Securities Act of 1993, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


Very truly yours,




KPMG PEAT MARWICK


Tampa, Florida
June 14, 1994

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